UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 2, 2022

Date of Report (date of earliest event reported)

RAYMOND JAMES FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Florida	1-9109	59-1517485
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

880 Carillon Parkway	St. Petersburg	Florida	33716
(Address of principal executive offices)			(Zip Code)

(727) 567-1000

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	RJF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On or about January 12, 2022, Raymond James Financial, Inc. (the “Company”) first sent a Notice of Internet Availability of Proxy Materials or the Proxy Statement, the 2021 Annual Report to Shareholders, and the form of proxy to shareholders and participants in the Company’s Employee Stock Ownership Plan. At the Annual Meeting of Shareholders to be held on February 24, 2022, among other matters, the Company’s shareholders are being asked to approve certain amendments to the Company’s Restated Articles of Incorporation, including amendments to increase the Company’s authorized capital stock.

In the Proxy Statement, “Item 3(A). Increase Authorized Shares of Capital Stock” proposes that shareholders approve an amendment to Article IV of the Company’s Restated Articles of Incorporation to increase the number of authorized shares of capital stock provided for therein from the 360 million shares currently authorized to 700 million shares, consisting of 650 million shares of common stock, par value $.01 per share, and 50 million shares of preferred stock, par value $.10 per share. The Company’s Restated Articles of Incorporation currently authorize the Company to issue 350 million shares of common stock, par value $.01 per share, and 10 million shares of preferred stock, par value $.10 per share.

The Company has determined that it is appropriate to not proceed with the portion of Item 3(A) seeking an increase in the number of authorized shares of preferred stock, par value $.10 per share, from the current 10 million shares authorized to 50 million shares. The Company continues to seek shareholder approval of an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 350 million shares to 650 million shares, which would result in a total increase in the number of authorized shares of capital stock from the 360 million shares currently authorized to 660 million shares, consisting of 650 million shares of common stock, par value $.01 per share, and 10 million shares of preferred stock, par value $.10 per share.

On February 2, 2022, the Company filed a supplement to the Proxy Statement with the Securities and Exchange Commission (the “SEC”). The supplement provides shareholders with supplemental information regarding the changes to Item 3(A) described above and the text of the Company’s Amended and Restated Articles of Incorporation, as revised to reflect the above-referenced changes. The supplement does not revise or update any other information in the Proxy Statement.

The supplement to the Proxy Statement and the Proxy Statement, which was filed with the SEC on January 12, 2022, are available in the Investor Relations section of the Company’s website and on the SEC’s website at www.sec.gov and can be obtained at no charge on those websites.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: February 2, 2022	By:	/s/ Paul M. Shoukry
Paul M. Shoukry
Chief Financial Officer and Treasurer